EXHIBIT 99.1

Ralph Lauren Announces Enterprise Leadership Changes

Bob Ranftl named Chief Operating Officer

Mercedes Abramo to join Company as Regional Chief Executive Officer, North America

NEW YORK — January 21, 2025 — Ralph Lauren Corporation (NYSE: RL) announces the appointment of Bob Ranftl as Chief Operating Officer (COO) effective March 30, 2025, succeeding Jane Nielsen, whose planned departure was previously announced as part of a multi-year strategic succession plan. Ranftl, who joined Ralph Lauren in 2015 and has served in multiple financial and commercial roles within the Company, is currently the Regional Chief Executive Officer (CEO) for North America. He will be succeeded in this role by Mercedes Abramo, who will join the Company on March 1.

“With his global Ralph Lauren experience, extensive operational background and deep love for our brand, Bob is uniquely qualified to serve as our next Chief Operating Officer after laying strong foundations that pivoted North America to growth,” said Patrice Louvet, President and Chief Executive Officer of Ralph Lauren Corporation. “As we progress on our path toward long-term, sustainable growth in North America, Mercedes’s proven luxury retail and people leadership, and her deep understanding of the market and consumer, make her a natural choice to be our next Regional CEO for North America. Ralph and I look forward to her partnership and leadership.”

Ranftl has held successive leadership roles at Ralph Lauren across multiple regions including as COO of North America, Asia Pacific and EMEA, bringing deep understanding of the Company’s strategy, brand, and value chain, and how key operating functions enable the business to deliver Ralph’s vision. In his most recent role as Regional CEO for North America, Ranftl oversaw strategic expansion across key cities, direct-to-consumer entry into the Canadian market, and strategic repositioning of wholesale, putting the region back on a path for growth. As COO, Ranftl will oversee IT, logistics, real estate, architecture, and store design, as well as the Company’s licensing organization, and will play a key role in enabling continued growth in the regions.

“Over the past 10 years, it has been a privilege to work with our teams to bring Ralph’s vision to life for consumers in different markets around the world,” said Ranftl. “The North America team has set the foundation for the region’s bright future ahead under Mercedes’s leadership. The Company is in a strong position, and as COO, I look forward to driving the operational excellence that will help enable long-term success.”

Abramo joins Ralph Lauren from Cartier S.A., where she most recently served as Deputy Chief Commercial Officer. In her role as Regional CEO for North America, Abramo returns to New York, where her retail leadership career began, starting as Director of Cartier’s Fifth Avenue flagship, before becoming Vice President of Retail and then President and CEO of Cartier North America.

“I am deeply inspired by brands that have rich history and heritage, and that create a lifelong emotional connection with their consumers by staying true to who they are while innovating and maintaining relevance. Time and time again, Ralph Lauren has achieved this, helping to define American luxury,” said Abramo. “The North American market is incredibly diverse, dynamic and full of opportunity. I am proud to join the team at one of the most exciting times in the Company’s history and to help lead the region in its next stage of growth.”

Ranftl and Abramo will serve as members of the Company’s enterprise leadership team, reporting to Patrice Louvet.

ABOUT RALPH LAUREN CORPORATION

Ralph Lauren Corporation (NYSE: RL) is a global leader in the design, marketing and distribution of luxury lifestyle products in five categories: apparel, footwear & accessories, home, fragrances and hospitality. For more than 50 years, Ralph Lauren has sought to inspire the dream of a better life through authenticity and timeless style. Its reputation and distinctive image have been developed across a wide range of products, brands, distribution channels and international markets. The Company’s brand names — which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children and Chaps, among others — constitute one of the world’s most widely recognized families of consumer brands. For more information, visit corporate.ralphlauren.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains goals, initiatives and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, statements regarding our current expectations about the Company's future operating results and financial condition, the implementation and results of our strategic plans and initiatives, and the senior management of the Company. Forward-looking statements are indicated by words or phrases such as “aim,” “anticipate,” “outlook,” “estimate,” “ensure,” “commit,” “expect,” “project,” “believe,” “envision,” “seek,” “goal,” “target,” “can,” “will,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond Company control. The factors that could cause actual results, performance or achievements to materially differ from forward-looking statements include, among others, the risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.